   EXHIBIT 99

TRIBUNE REPORTS 2003 FIRST QUARTER EARNINGS

CHICAGO, April 16, 2003 — Tribune Company (NYSE: TRB) today reported first quarter 2003 diluted earnings per share (EPS) of $.41 compared with a diluted loss per share of $.33 in the first quarter of 2002. The 2003 first quarter results included a net non-operating gain of $.02 per diluted share. In the 2002 first quarter, Tribune recorded a net non-operating loss of $.09 per diluted share, a restructuring charge of $.05 per diluted share and a one-time $.51 loss per diluted share for the cumulative effect of a change in accounting principle related to the initial application of the impairment provisions of FAS 142.

“Our first quarter results clearly demonstrate the strength of our local mass media franchises—revenues and operating cash flow are both up,” said Dennis FitzSimons, Tribune president and chief executive officer. “During this difficult time, with the war in Iraq dominating news coverage, more and more readers and viewers are turning to our newspapers, television stations and Web sites for news and information they can trust.”

BASIS OF PRESENTATION

Beginning with 2003 results, Tribune is presenting earnings per share amounts on a generally accepted accounting principles (“GAAP”) basis only. This differs from the pro forma earnings per share amounts supplied by broker analysts to databases such as First Call. In addition, Tribune now reports the results of its interactive businesses in the publishing segment in accordance with segment reporting guidelines, following recent organizational changes that integrated the two groups. For comparison purposes, prior year results are also shown on this basis.

The following discussion of “operating profit” for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. “Operating profit before restructuring charges” is a key metric used by the Company to make decisions about resources to be allocated to its segments and assess their performance.

“Operating cash flow” is defined as operating profit before restructuring charges and depreciation and amortization. Tables accompanying this release include a reconciliation of operating profit to operating cash flow.

“Cash operating expenses” are defined as operating expenses before restructuring charges and depreciation and amortization. Tables accompanying this release include a reconciliation of operating expenses to cash operating expenses.

FIRST QUARTER 2003 RESULTS

CONSOLIDATED

Tribune’s 2003 first quarter operating revenues increased 5 percent to $1.29 billion from $1.23 billion in the 2002 first quarter. Consolidated cash operating expenses increased 3 percent in the first quarter. Operating cash flow was up 9 percent to $333 million, compared with $307 million in the first quarter of 2002. Tribune’s operating profit before restructuring charges increased 10 percent to $276 million, compared with $252 million in 2002.

PUBLISHING

As a result of various management and reporting changes implemented during 2003, operating results for Tribune’s interactive businesses are reported and monitored as part of the operating results of the publishing segment. Operating results of the former interactive segment are now included in the publishing segment and prior year results are presented on a comparable basis.

Publishing’s first quarter operating revenues were $974 million, up 2 percent from last year’s first quarter. Publishing operating cash flow was $243 million, a 5 percent increase from $231 million in 2002, while cash operating expenses rose by 2 percent. Publishing operating profit before restructuring charges increased 5 percent to $198 million, up from $188 million in 2002.

     Management Discussion

o

In first quarter 2003, publishing's operating cash flow margin was 25 percent, up 1 percentage point from first quarter 2002, due primarily to higher revenues and lower newsprint expense. Operating cash flow margins improved from the first quarter 2002 in most markets.

o

Retail print advertising rose by 2 percent for the quarter. Preprints, the primary driver of retail advertising growth in the quarter, increased 13 percent, led by a 16 percent increase in Los Angeles where new preprint facilities for Sunday inserting are now operational. Preprint revenue in Chicago and New York was up 13 percent and 10 percent, respectively. Increases in health care, food and furniture/home furnishing were partially offset by a decline in electronics.

o

National print advertising was up 6 percent for the quarter. Increases in hi-tech, auto manufacturers, movies/entertainment and financial categories were partially offset by a decrease in travel/resorts.

o

Classified print advertising decreased 1 percent for the quarter. Help wanted revenue for the group was down 12 percent; Chicago fell 18 percent; Los Angeles was off 15 percent; and New York was down 9 percent. Auto increased 1 percent and real estate was up 12 percent.

o	Interactive revenues were up 14 percent due to strength in classified and national advertising.
o	Cash operating expenses increased 2 percent from first quarter 2002. Newsprint and ink expense was 5 percent below 2002 as newsprint cost per ton was down

5 percent and consumption declined 1 percent. Excluding newsprint, cash operating expenses were up 3 percent.

BROADCASTING AND ENTERTAINMENT

Broadcasting and Entertainment’s first quarter operating revenues increased 12 percent to $316 million, up from $284 million in 2002. Operating cash flow was $101 million, up 20 percent from $84 million in 2002. Operating profit before restructuring charges increased 24 percent to $90 million from $73 million last year.

Television's first quarter revenues jumped 13 percent to $289 million, up from $256 million in 2002. Television cash operating expenses increased 8 percent from last year. Television operating cash flow increased 23 percent to $104 million from $85 million last year. Television operating profit before restructuring charges increased 26 percent to $94 million from $75 million last year.

     Management Discussion

o	In first quarter 2003, television’s operating cash flow margin was 36 percent, an increase of 3 percentage points from first quarter 2002.
o

The acquisition of KPLR-TV, St. Louis and KWBP-TV, Portland, Ore. was completed on March 21, 2003. In July 2002, the company completed the acquisition of WTTV-TV, Indianapolis. The following discussion of television results excludes these acquisitions.

o	Television advertising revenues increased 11 percent in the quarter.
o

Television cash operating expenses were up 6 percent compared with last year. Programming costs increased 6 percent, due to the fall 2002 launch of “Will and Grace” and the addition of Clippers basketball games at KTLA-TV, Los Angeles. Other television cash expenses were up 5 percent compared with last year, due to higher selling costs related to greater revenues and increased promotion, partially offset by lower News and G&A expenses.

o	In February, the WB Network was the fastest growing network in the key adults 18-34 demographic, up 35 percent, and delivered record ratings in several other key audience segments.

EQUITY RESULTS

Equity loss was $9 million in the first quarter, compared with a loss of $21 million in the first quarter of 2002. First quarter 2002 results included the Company’s $7.5 million share of a restructuring charge for CareerBuilder.

NON-OPERATING ITEMS

In the 2003 first quarter, Tribune recorded a net after-tax non-operating gain of $8 million, or $.02 per diluted share. In the 2003 first quarter, Tribune recorded a pretax loss on derivatives and related investments of $37 million ($23 million after-tax), primarily from marking-to-market the Company’s PHONES derivatives and related AOL Time Warner investment. Tribune also recorded a pretax gain on sales of subsidiaries and investments of $50 million ($31 million after-tax) related primarily to the divestiture of the assets of Denver radio station KKHK-FM, now known as KQMT-FM, which were exchanged for the assets of KWBP-TV, Portland, Ore.

In the 2002 first quarter, Tribune recorded a net after-tax non-operating loss of $28 million, or $.09 per diluted share, primarily from marking-to-market the Company’s PHONES derivatives and related AOL Time Warner investment.

ADDITIONAL FINANCIAL DETAILS

Net interest expense for the 2003 first quarter decreased to $49 million, down 8 percent from $53 million in the first quarter 2002. The decrease was due to a reduction in outstanding debt and lower interest rates. Debt at the end of the first quarter, excluding the PHONES, was just under $2.7 billion.

The effective tax rate in the 2003 first quarter was 39 percent, compared with a rate of 39.1 percent in the first quarter of 2002.

Capital expenditures were about $30 million in the first quarter.

FULL YEAR 2003 OUTLOOK

Assuming that there is a rebound in the economy in the second half of the year, the Company anticipates that its full year 2003 diluted earnings per share will be within the range of the current Wall Street analyst estimates of $2.04 to $2.20. This projection assumes that non-operating items will not be material in the remainder of 2003.

WEBCAST OF CONFERENCE CALL

Today at 8 a.m. (CDT), a live Webcast of the 2003 first quarter conference call will be accessible through www.tribune.com and www.ccbn.com. An archive of the Webcast will be available on these sites from April 16 through April 23. More information about Tribune is available at www.tribune.com or by calling 800/757-1694.

TRIBUNE (NYSE: TRB) is one of the country’s premier media companies, operating businesses in broadcasting, publishing and on the Internet. It reaches more than 80 percent of U.S. households, and is the only media company with television stations, newspapers and Web sites in the nation’s top three markets. In publishing, Tribune operates 12 market-leading daily newspapers such as the Los Angeles Times, Chicago Tribune and Newsday plus a wide range of targeted publications including Spanish-language newspapers. In broadcasting, Tribune properties include 26 television stations and Superstation WGN on national cable. These publishing and broadcasting interests are complemented by high-traffic news and information Web sites in 18 of the nation’s top 30 markets.

This press release contains certain comments or forward-looking statements that are based largely on the Company’s current expectations and are subject to certain risks, trends and uncertainties. Such comments and statements should be understood in the context of Tribune’s publicly available reports filed with the SEC, including the most current annual report, 10-K and 10-Q, which contain a discussion of various factors that may affect the company’s business. These factors could cause actual future performance to differ materially from current expectations. Tribune Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the Securities and Exchange Commission through a Form 8-K.

MEDIA CONTACT: Gary Weitman 312/222-3394 (Office) 312/222-1573 (Fax) gweitman@tribune.com	INVESTOR CONTACT: Ruthellyn Musil 312/222-3787 (Office) 312/222-1573 (Fax) rmusil@tribune.com

TRIBUNE COMPANY
FIRST QUARTER RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	FIRST QUARTER (A)
	2003	2002	% Change
OPERATING REVENUES	$ 1,290,047	$ 1,233,638	5
OPERATING EXPENSES BEFORE RESTRUCTURING CHARGES	1,013,638	981,904	3

OPERATING PROFIT BEFORE RESTRUCTURING CHARGES (B)	276,409	251,734	10
Restructuring Charges (C)	–	(27,253)	(100)

OPERATING PROFIT	276,409	224,481	23
Net Loss on Equity Investments	(9,014)	(20,697)	(56)
Interest Income	2,075	2,072	–
Interest Expense	(50,947)	(55,092)	(8)
Non-Operating Items (D)	12,831	(45,578)	NM

Income Before Income Taxes and Cumulative Effect of Change
in Accounting Principle	231,354	105,186	120
Income Taxes	(90,202)	(41,169)	119

Income Before Cumulative Effect of Change in Accounting Principle	141,152	64,017	120
Cumulative Effect of Change in Accounting Principle, net of tax (E)	–	(165,587)	(100)

NET INCOME (LOSS)	141,152	(101,570)	NM
Preferred Dividends, net of tax	(6,231)	(6,395)	(3)

Net Income (Loss) Attributable to Common Shares	$ 134,921	$ (107,965)	NM

EARNINGS (LOSS) PER SHARE
Basic:
Before cumulative effect of change in accounting principle, net	$ .44	$ .19	132
Cumulative effect of change in accounting principle, net	–	(.55)	(100)

Total	$ .44	$ (.36)	NM

Diluted:
Before cumulative effect of change in accounting principle, net	$ .41	$ .18	128
Cumulative effect of change in accounting principle, net	–	(.51)	(100)

Total (F)	$ .41	$ (.33)	NM

DIVIDENDS PER COMMON SHARE	$ .11	$ .11	–

Weighted Average Common Shares Outstanding (G)	306,966	299,089	3

(A)	2003 first quarter: Dec. 30, 2002 to March 30, 2003. (13 weeks) 2002 first quarter: Dec. 31, 2001 to March 31, 2002. (13 weeks)

(B)

Operating profit excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company's chief operating decision maker, as defined by Financial Accounting Standard No. 131 "Segment Reporting," to make decisions about resources to be allocated to a segment and assess its performance.

(C)

In the first quarter of 2002, the Company recorded pretax restructuring charges of $27 million ($17 million after-tax) primarily for various cost reduction initiatives, which reduced diluted earnings per share by $.05.

(D)	The first quarter 2003 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Loss on derivatives and related investments (1)	$(37,220)	$(22,779)	$ (.07)
Gain on sales of subsidiaries and investments, net (2)	50,279	30,771.09
Loss on investment write-downs	(228)	(139)	–

Total non-operating items	$ 12,831	$ 7,853	$ .02

The first quarter 2002 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Loss on derivatives and related investments (1)	$(45,515)	$(27,855)	$ (.09)
Gain on sale of investment	1,426	872	–
Loss on investment write-downs	(1,489)	(911)	–

Total non-operating items	$(45,578)	$(27,894)	$ (.09)

(1)	Loss on derivatives and related investments relates primarily to the net change in fair values of the Company's PHONES derivatives and related AOL Time Warner shares.

(2)

Gain on sales of subsidiaries and investments relates primarily to the divestiture of the assets of Denver radio station KKHK-FM, now known as KQMT-FM, which were exchanged for the assets of KWBP-TV, Portland, Ore.

(E)

As a result of initially applying the new impairment provisions of FAS 142, the Company recorded a pretax charge of $271 million ($166 million after-tax) in the first quarter of 2002, which decreased diluted EPS by $.51. This cumulative effect relates to certain of the Company's newspaper mastheads, a FCC license and a television network affiliation agreement.

(F)

For the first quarter of 2003, diluted EPS was computed assuming that the Series B convertible preferred shares and the LYONs debt securities were converted into common shares. For the first quarter of 2002, the calculation of diluted EPS did not assume the conversion of the LYONs debt securities because the conversion would have had an antidilutive effect on diluted EPS before the cumulative effect of change in accounting principle. Also, for both years, weighted average common shares outstanding was adjusted for the dilutive effect of stock options. The Company has certain other convertible securities which were not included in the calculation of diluted EPS because their effects were antidilutive. Following are the calculations for the first quarter:

	First Quarter
	2003	2002
Net income (loss)	$ 141,152	$(101,570)
Additional ESOP contribution required assuming Series B
preferred shares were converted, net of tax	(2,447)	(2,570)
Dividends for Series C, D-1 and D-2 preferred stock	(2,063)	(2,014)
LYONs interest expense, net of tax	1,560	–

Adjusted net income (loss)	$ 138,202	$(106,154)

Weighted average common shares outstanding	306,966	299,089
Assumed conversion of Series B preferred shares into common	16,225	17,225
Assumed exercise of stock options, net of common
shares assumed repurchased	6,521	6,025
Assumed conversion of LYONs debt securities	6,975	–

Adjusted weighted average common
shares outstanding	336,687	322,339

Diluted earnings (loss) per share	$ .41	$ (.33)

(G)	The number of common shares outstanding, in thousands, at March 30, 2003 was 307,811.

TRIBUNE COMPANY
BUSINESS SEGMENT DATA (Unaudited)
(In thousands)

	FIRST QUARTER
	2003	2002	% Change
PUBLISHING
Operating Revenues	$ 973,583	$ 950,104	2
Cash Operating Expenses (A)	(730,990)	(719,395)	2

Operating Cash Flow (B) (C)	242,593	230,709	5
Depreciation and Amortization Expense	(44,992)	(42,810)	5

Operating Profit before Restructuring Charges (C)	197,601	187,899	5
Restructuring Charges	–	(24,923)	(100)

Total Operating Profit (C)	$ 197,601	$ 162,976	21

BROADCASTING AND ENTERTAINMENT
Operating Revenues
Television	$ 289,256	$ 256,348	13
Radio/Entertainment	27,208	27,186	–

Total Operating Revenues	316,464	283,534	12

Cash Operating Expenses (A)
Television	(185,323)	(171,608)	8
Radio/Entertainment	(29,674)	(27,432)	8

Total Cash Operating Expenses	(214,997)	(199,040)	8

Operating Cash Flow (B)(C)
Television	103,933	84,740	23
Radio/Entertainment	(2,466)	(246)	NM

Total Operating Cash Flow	101,467	84,494	20

Depreciation and Amortization Expense
Television	(9,895)	(9,960)	(1)
Radio/Entertainment	(1,375)	(1,557)	(12)

Total Depreciation and Amortization Expense	(11,270)	(11,517)	(2)

Operating Profit (Loss) (C)
Television	94,038	74,780	26
Radio/Entertainment	(3,841)	(1,803)	113

Total Operating Profit before Restructuring Charges (C)	90,197	72,977	24
Restructuring Charges	–	(1,087)	(100)

Total Operating Profit	$ 90,197	$ 71,890	25

CORPORATE EXPENSES
Operating Cash Flow (B) (C)	$ (10,860)	$ (8,584)	27
Depreciation and Amortization Expense	(529)	(558)	(5)

Operating Loss before Restructuring Charges (C)	(11,389)	(9,142)	25
Restructuring Charges	–	(1,243)	(100)

Total Operating Loss (C)	$ (11,389)	$ (10,385)	10

CONSOLIDATED
Operating Revenues	$ 1,290,047	$ 1,233,638	5
Cash Operating Expenses (A)	(956,847)	(927,019)	3

Operating Cash Flow (B) (C)	333,200	306,619	9
Depreciation and Amortization Expense	(56,791)	(54,885)	3

Operating Profit before Restructuring Charges (C)	276,409	251,734	10
Restructuring Charges	–	(27,253)	(100)

Total Operating Profit (C)	$ 276,409	$ 224,481	23

(A)

Cash operating expenses exclude restructuring charges. The Company uses cash operating expenses to evaluate internal performance. The Company has presented cash operating expenses because it is a common measure used by rating agencies, financial analysts and investors. Cash operating expense is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Following is a reconciliation of operating expenses to cash operating expenses for first quarter 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$775,982	$226,267	$11,389	$1,013,638
Less: depreciation and amortization expenses	44,992	11,270	529	56,791

Cash operating expenses	$730,990	$214,997	$10,860	$ 956,847

Following is a reconciliation of operating expenses before restructuring charges to cash operating expenses for first quarter 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses before restructuring charges	$762,205	$210,557	$9,142	$981,904
Less: depreciation and amortization expenses	42,810	11,517	558	54,885

Cash operating expenses	$719,395	$199,040	$8,584	$927,019

(B)

Operating cash flow is defined as operating profit before restructuring charges and depreciation and amortization. The Company uses operating cash flow along with operating profit and other measures to evaluate the financial performance of the Company's business segments. The Company has presented operating cash flow because it is a common alternative measure of financial performance used by rating agencies, financial analysts and investors. These groups use operating cash flow along with other measures as a way to estimate the value of a company. The Company's definition of operating cash flow may not be consistent with that of other companies. Operating cash flow does not represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(C)

Operating profit for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company's chief operating decision maker, as defined by Financial Accounting Standard No. 131 "Segment Reporting," to make decisions about resources to be allocated to a segment and assess its performance.

Following is a reconciliation of operating profit (loss) to operating cash flow for first quarter 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$197,601	$ 90,197	$(11,389)	$276,409
Add back: depreciation and amortization expense	44,992	11,270	529	56,791

Operating cash flow	$242,593	$101,467	$(10,860)	$333,200

Following is a reconciliation of operating profit (loss) to operating cash flow for first quarter 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$162,976	$71,890	$(10,385)	$224,481
Add back: restructuring charges	24,923	1,087	1,243	27,253

Operating profit (loss) before restructuring charges	$187,899	$72,977	$(9,142)	$251,734
Add back: depreciation and amortization expense	42,810	11,517	558	54,885

Operating cash flow	$230,709	$84,494	$(8,584)	$306,619

TRIBUNE COMPANY
SUMMARY OF REVENUES (Unaudited)
For Period 3 Ended March 30, 2003
(In thousands)

	Period 3 (4 weeks)			Year-to-Date (13 weeks)
	2003	2002	% Change	2003	2002	% Change
Publishing
Advertising
Retail	$ 92,830	$ 93,468	(1)	$ 289,277	$ 283,636	2
National	55,349	57,380	(4)	191,145	179,952	6
Classified	76,624	74,841	2	239,086	241,012	(1)
Interactive	6,868	5,807	18	20,666	18,058	14

Sub-Total	231,671	231,496	–	740,174	722,658	2
Circulation	52,433	51,804	1	169,463	168,548	1
Other	20,659	18,575	11	63,946	58,898	9

Segment Total (A) (B)	304,763	301,875	1	973,583	950,104	2

Broadcasting & Entertainment
Television (C)	99,019	88,891	11	289,256	256,348	13
Radio/Entertainment	12,320	11,876	4	27,208	27,186	–

Segment Total (D)	111,339	100,767	10	316,464	283,534	12

Consolidated Revenues (E)	$416,102	$402,642	3	$1,290,047	$1,233,638	5

(A)	Publishing revenues for 2002 have been reclassified to conform with the 2003 presentation. There was no effect on total revenues.

(B)

Includes Chicago magazine, acquired in August 2002. Excluding this acquisition, publishing revenues increased 1% for the period and 2% for the year-to-date. Excluding this acquisition, retail revenues decreased 1%, national revenues decreased 4% and total advertising revenues were flat for the period. Excluding this acquisition, retail revenues increased 1%, national revenues increased 6% and total advertising revenues increased 2% for the year-to-date.

(C)

Includes WTTV-TV, Indianapolis, acquired in July 2002, KPLR-TV, St. Louis and KWBP-TV, Portland, both acquired in March 2003. Excluding these acquisitions, television revenues increased 9% for the period and 11% for the year-to-date.

(D)	Excluding these acquisitions, broadcasting and entertainment revenues increased 8% for the period and 10% for the year-to-date.

(E)	Excluding acquisitions, consolidated revenues increased 3% for the period and 4% for the year-to-date.

TRIBUNE COMPANY
SUMMARY OF NEWSPAPER ADVERTISING VOLUME (Unaudited) (A)
For Period 3 Ended March 30, 2003
(In thousands)

	Period 3 (4 weeks)			Year-to-Date (13 weeks)
	2003	2002	% Change	2003	2002	% Change
Full Run
L.A. Times	195	198	(2)	638	637	–
Chicago Tribune	163	164	(1)	514	504	2
Newsday	109	116	(6)	333	375	(11)
Other Daily Newspapers (B)	1,033	1,033	–	3,264	3,240	1

Total	1,500	1,511	(1)	4,749	4,756	–

Part Run
L.A. Times	419	409	2	1,400	1,331	5
Chicago Tribune	427	403	6	1,286	1,237	4
Newsday	141	124	14	410	375	9
Other Daily Newspapers (B)	506	482	5	1,527	1,497	2

Total	1,493	1,418	5	4,623	4,440	4

Total Advertising Inches
Full Run
Retail	424	465	(9)	1,349	1,439	(6)
National	277	277	–	919	870	6
Classified	799	769	4	2,481	2,447	1

Sub-Total	1,500	1,511	(1)	4,749	4,756	–
Part Run	1,493	1,418	5	4,623	4,440	4

Total	2,993	2,929	2	9,372	9,196	2

Preprint Pieces
L.A. Times	223,364	213,697	5	665,700	639,899	4
Chicago Tribune	233,779	229,891	2	760,884	704,731	8
Newsday	212,367	208,499	2	671,236	613,015	9
Other Daily Newspapers (B)	293,765	270,217	9	909,705	858,314	6

Total	963,275	922,304	4	3,007,525	2,815,959	7

(A)

Volume for 2002 has been modified to conform with the 2003 presentation. Volume is based on preliminary internal data, which may be updated in subsequent reports. Advertising volume is presented only for daily newspapers.

(B)	Other daily newspapers include The Baltimore Sun, South Florida Sun-Sentinel, Orlando Sentinel, The Hartford Courant, The Morning Call, Daily Press, The Advocate and Greenwich Time.